As filed with the Securities and Exchange Commission on December 19, 2012

Registration Statement No. 333-164265

Registration Statement No. 333-151958

Registration Statement No. 333-141247

Registration Statement No. 333-137361

Registration Statement No. 333-127654

Registration Statement No. 333-108866

Registration Statement No. 333-103585

Registration Statement No. 333-73324

Registration Statement No. 333-30276

Registration Statement No. 33-87106

Registration Statement No. 33-58374

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Registration Statement No. 333-164265

Post-Effective Amendment No. 1 to Registration Statement No. 333-151958

Post-Effective Amendment No. 1 to Registration Statement No. 333-141247

Post-Effective Amendment No. 1 to Registration Statement No. 333-137361

Post-Effective Amendment No. 1 to Registration Statement No. 333-127654

Post-Effective Amendment No. 1 to Registration Statement No. 333-108866

Post-Effective Amendment No. 1 to Registration Statement No. 333-103585

Post-Effective Amendment No. 1 to Registration Statement No. 333-73324

Post-Effective Amendment No. 1 to Registration Statement No. 333-30276

Post- Effective Amendment No. 1 to Registration Statement No. 33-87106

Post- Effective Amendment No. 1 to Registration Statement No. 33-58374

on

FORM S-8

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	84-1060803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2025

Houston, Texas 77010

(713) 969-3293

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2009 Performance and Equity Incentive Plan

Delta Petroleum Corporation 2008 New-Hire Equity Incentive Plan

Delta Petroleum Corporation 2007 Performance and Equity Incentive Plan

Delta Petroleum Corporation 2006 New-Hire Equity Incentive Plan

Delta Petroleum Corporation 2004 Incentive Plan

Delta Petroleum Corporation 2002 Incentive Plan

Delta Petroleum Corporation 2001 Incentive Plan

Delta Petroleum Corporation 1993 Incentive Plan

Consulting Agreements between Delta Petroleum Corporation and

MDC Group, Inc. and Stonehenge Capital Corporation

(Full title of the plan)

R. Seth Bullock

Chief Financial Officer

Par Petroleum Corporation

1301 McKinney, Suite 2025

Houston, Texas 77010

(713) 969-3293

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. James Cowen

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Deregistration of Securities

This Post-Effective Amendment on Form S-8 relates to the following registration statements on Form S-8 (collectively, the “Registration Statements”) of Par Petroleum Corporation, formerly known as Delta Petroleum Corporation (the “Company”):

•

Registration Statement No. 333-164265, pertaining to the registration of 30,000,000 shares of common stock of the Company for issuance under the 2009 Performance and Equity Incentive Plan, which was filed with the SEC on January 8, 2010

•

Registration Statement No. 333-151958, pertaining to the registration of 500,000 shares of common stock of the Company for issuance under the Delta Petroleum Corporation 2008 New-Hire Equity Incentive Plan, which was filed with the SEC on June 26, 2008

•

Registration Statement No. 333-141247, pertaining to the registration of 2,800,000 shares of common stock of the Company for issuance under the Delta Petroleum Corporation 2007 Performance and Equity Incentive Plan, which was filed with the SEC on March 13, 2007

•

Registration Statement No. 333-137361, pertaining to the registration of 150,000 shares of common stock of the Company for issuance under the Delta Petroleum Corporation 2006 New-Hire Equity Incentive Plan, which was filed with the SEC on September 15, 2006

•

Registration Statement No. 333-127654, pertaining to the registration of 1,650,000 shares of common stock of the Company for issuance under the Delta Petroleum Corporation 2004 Incentive Plan, which was filed with the SEC on August 18, 2005

•

Registration Statement No. 333-108866, pertaining to the registration of 3,070,488 shares of common stock of the Company for issuance under the Delta Petroleum Corporation 1993 Incentive Plan, which was filed with the SEC on September 17, 2003

•

Registration Statement No. 333-103585, pertaining to the registration of 2,000,000 shares of common stock of the Company for issuance under the Delta Petroleum Corporation 2002 Incentive Plan, which was filed with the SEC on March 4, 2003

•

Registration Statement No. 333-73324, pertaining to the registration of 550,000 shares of common stock of the Company for issuance under the Delta Petroleum Corporation 2001 Incentive Plan, which was filed with the SEC on November 14, 2001

•

Registration Statement No. 333-30276, pertaining to the registration of 1,663,438 shares of common stock of the Company for issuance under the Delta Petroleum Corporation 1993 Incentive Plan, which was filed with the SEC on February 14, 2000

•

Registration Statement No. 33-87106, pertaining to the registration of 630,000 shares of common stock of the Company for issuance under the Delta Petroleum Corporation 1993 Incentive Plan, which was filed with the SEC on December 7, 1994

•

Registration Statement No. 33-58374, pertaining to the registration of 1,460,750 shares of common stock of the Company for issuance of shares under Consulting Agreements between the Company and MDC Group, Inc. and Stonehenge Capital Corporation, which was filed with the SEC on February 12, 1993

As previously disclosed, on December 16, 2011, Delta Petroleum Corporation and its subsidiaries Amber Resources Company of Colorado, DPCA, LLC, Delta Exploration Company, Inc., Delta Pipeline, LLC, DLC, Inc., CEC, Inc. and Castle Texas Production Limited Partnership filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On January 6, 2012, Castle Exploration Company, Inc., a subsidiary of Delta Pipeline, LLC (collectively, with Delta Petroleum Corporation and the aforementioned subsidiaries, the “Debtors”), also filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors’ chapter 11 cases were consolidated for the purpose of joint administration under the caption In re Delta Petroleum Corporation, et al., Case No. 11-14006 (KJC) (the “Chapter 11 Cases”). On August 16, 2012 (the “Confirmation Date”), the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Delta Petroleum Corporation and Its Debtor Affiliates dated August 13, 2012 (as confirmed, the “Plan”). On August 31, 2012 (the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective. On the Effective Date, Delta Petroleum Corporation changed its named to Par Petroleum Corporation.

Pursuant to the Plan, on the Effective Date, all shares of the Company’s common stock outstanding prior to the Effective Date were cancelled. In addition, on the Effective Date, the Company’s equity incentive plans in effect prior to the Effective Date, and all awards granted under such plans, were cancelled. As the Company has no obligation to keep the Registration Statements effective, this Post-Effective Amendment is being filed to deregister all of the securities previously registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized.

PAR PETROLEUM CORPORATION

Date: December 19, 2012	By:	/s/ R. Seth Bullock
R. Seth Bullock
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity In Which Signed	Date

/s/ John T. Young, Jr.	Chief Executive Officer (Principal Executive Officer)	December 19, 2012
John T. Young, Jr.

/s/ R. Seth Bullock	Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2012
R. Seth Bullock

/s/ Jacob Mercer	Director	December 19, 2012
Jacob Mercer

/s/ Benjamin Lurie	Director	December 19, 2012
Benjamin Lurie

/s/ William Monteleone	Director	December 19, 2012
William Monteleone

/s/ Michael R. Keener	Director	December 19, 2012
Michael R. Keener

/s/ L. Melvin Cooper	Director	December 19, 2012
L. Melvin Cooper